Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF CARBON NATURAL GAS COMPANY
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended June 30, 2016 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Carbon Natural Gas Company (the "Company") hereby certifies that:

1.        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2016	/s/ Kevin D. Struzeski
Kevin D. Struzeski
Chief Financial Officer